                                                                     EXHIBIT 4.1







                                 $1,128,000,000

                           WESTERN DIGITAL CORPORATION


            ZERO COUPON CONVERTIBLE SUBORDINATED DEBENTURES DUE 2018


                               PURCHASE AGREEMENT


February 12, 1998
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                                February 12, 1998


Morgan Stanley & Co. Incorporated
Goldman, Sachs & Co.
Smith Barney Inc.
c/o Morgan Stanley & Co. Incorporated
     1585 Broadway
     New York, New York 10036

Dear Sirs and Mesdames:

         Western Digital Corporation, a Delaware corporation (the "COMPANY"), proposes to issue and sell to the several purchasers named in Schedule I hereto (the "INITIAL PURCHASERS") $1,128,000,000 principal amount at maturity of its Zero Coupon Convertible Subordinated Debentures due 2018 (the "FIRM SECURITIES") to be issued pursuant to the provisions of an Indenture dated as of February 18, 1998 (the "INDENTURE") between the Company and State Street Bank and Trust Company of California, N.A., as Trustee (the "TRUSTEE"). The Company also proposes to issue and sell to the Initial Purchasers not more than an additional $169,200,000 principal amount at maturity of its Zero Coupon Convertible Subordinated Debentures due 2018 (the "ADDITIONAL SECURITIES") if and to the extent that the Initial Purchasers shall have determined to exercise the right to purchase such Zero Coupon Convertible Subordinated Debentures due 2018 granted to the Initial Purchasers in Section 2 hereof. The Firm Securities and the Additional Securities are hereinafter collectively referred to as the "SECURITIES." The Securities will be convertible into shares of Common Stock, $0.01 par value of the Company (the "COMMON STOCK"), together with the rights (the "RIGHTS") evidenced by such Common Stock to the extent provided in the Rights Agreement (the "RIGHTS AGREEMENT"), dated as of December 1, 1988, between the Company and American Stock Transfer & Trust Company, as successor rights agent thereunder, as amended (such shares of Common Stock and the associated Rights herein, the "UNDERLYING SECURITIES").

         The Securities and the Underlying Securities will be offered without being registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), in reliance on exemptions therefrom.

         The Initial Purchasers and their direct and indirect transferees will be entitled to the benefits of a Registration Rights Agreement dated as of the date of the Indenture between the Company and the Initial Purchasers (the "REGISTRATION RIGHTS AGREEMENT").

         In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum (the "PRELIMINARY MEMORANDUM") and will prepare a final offering memorandum (the "FINAL MEMORANDUM" and, with the Preliminary Memorandum, each a "MEMORANDUM"), including or incorporating by reference a description of the terms of the
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Securities and the Underlying Securities, the terms of the offering and a description of the Company. Any reference to the "MEMORANDUM" in this Agreement refers to the Preliminary Memorandum, and after such time as the Final Memorandum is delivered by the Initial Purchasers to confirm sales on the Closing Date, also refers to the Final Memorandum as so delivered by the Initial Purchasers to confirm sales on such Closing Date. As used herein, the term "Memorandum" shall include in each case the documents incorporated by reference therein. The terms "SUPPLEMENT", "AMENDMENT" and "AMEND" as used herein with respect to a Memorandum shall include all documents deemed to be incorporated by reference in the Preliminary Memorandum or Final Memorandum that are filed subsequent to the date of such Memorandum with the Securities and Exchange Commission (the "COMMISSION") pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT").

         1. Representations and Warranties. The Company represents and warrants to, and agrees with, each of the Initial Purchasers that:

                  (a) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in either Memorandum complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder and (ii) the Preliminary Memorandum does not contain and the Final Memorandum, in the form used by the Initial Purchasers to confirm sales when so used and on the Closing Date (as defined in Section 4), will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in either Memorandum based upon information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through you expressly for use therein.

                  (b) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the condition, financial or otherwise, earnings, business or operations of the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement, the Indenture, the Registration Rights Agreement or the Securities or to consummate the transactions contemplated by the Memorandum (a "Material Adverse Effect").

                  (c) Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Memorandum and is duly qualified to transact business and is in good standing in


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each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; all of the issued shares of capital stock of each Significant Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims. Other than Western Digital Deutschland GmbH, Western Digital (U.K.) Limited, Western Digital Ireland Limited and Western Digital (S.E. Asia) Pte Ltd, the Company has no subsidiaries that are "significant subsidiaries" as defined in Rule 1-02(w) of Regulation S-X of the Securities Act (a "Significant Subsidiary").

                  (d) This Agreement has been duly authorized, executed and delivered by the Company.

                  (e) The authorized capital stock of the Company and the Rights and the Rights Agreement conform as to legal matters to the description thereof contained in the Memorandum.

                  (f) The shares of Common Stock outstanding on the date hereof have been duly authorized and are validly issued, fully paid and non-assessable.

                  (g) The Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity, and will be entitled to the benefits of the Indenture and the Registration Rights Agreement.

                  (h) The Underlying Securities reserved for issuance upon conversion of the Securities have been duly authorized and reserved and, when issued upon conversion of the Securities in accordance with the terms of the Securities, will be validly issued, fully paid and non-assessable, and the issuance of the Underlying Securities will not be subject to any preemptive rights or other rights to purchase such Underlying Securities.

                  (i) Each of the Indenture and the Registration Rights Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity and except as rights to indemnification and contribution under the Registration Rights Agreement may be limited under applicable law.

                  (j) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture, the Registration Rights Agreement and the Securities do not and will not contravene any provision of applicable law or


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
the certificate of incorporation or bylaws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries (except for contraventions of any such agreement or instrument which would not have a Material Adverse Effect) or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification or filing with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Indenture, the Registration Rights Agreement or the Securities, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities and by Federal and state securities laws with respect to the Company's obligations under the Registration Rights Agreement as expressly contemplated by the provisions thereof.

                  (k) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Memorandum.

                  (l) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject other than proceedings fairly described in all material respects in the Memorandum and proceedings that would not have a Material Adverse Effect and any class action lawsuits of the type described in the Preliminary Memorandum filed since the date thereof based on similar facts and similar class periods as the class actions described therein.

                  (m) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.

                  (n) Neither the Company nor any of its subsidiaries is liable or otherwise legally responsible for any costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.


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                  (o) The Company and its subsidiaries possess all consents, approvals, orders, certificates, authorizations and permits issued by, and have made all declarations and filings with, all appropriate federal, state or foreign governmental or self-regulatory authorities and all courts and other tribunals necessary to conduct its business and to own, lease, license and use its properties in the manner described in the Memorandum, except to the extent that the failure to obtain or file would not have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such consent, approval, order, certificate, authorization or permit that, singly or in the aggregate, if the subject of any unfavorable decision, ruling or finding, or failure to obtain or file, would have a Material Adverse Effect.

                  (p) The Company and its subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded assets are compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (q) The Company and its subsidiaries own or possess adequate licenses or other rights to use all patents, copyrights, trademarks, service marks, trade names, technology and know-how necessary to conduct their respective businesses in the manner described in the Memorandum or could obtain such licenses or rights on terms that would not have a Material Adverse Effect and, except as disclosed in the Memorandum, neither of the Company nor any of its subsidiaries has received any notice of infringement or conflict with asserted rights of others with respect to any patents, copyrights, trademarks, service marks, trade names, technology or know-how which could reasonably be expected to result in any Material Adverse Effect; and, except as disclosed in the Memorandum, the discoveries, inventions, products or processes of the Company and its subsidiaries referred to in the Memorandum do not, to the best knowledge of the Company, infringe or conflict with any patent or other intellectual property right of any third party, except for any such infringement or conflict which would not have a Material Adverse Effect.

                  (r) Since December 27, 1997, (i) neither the Company nor any of its subsidiaries has incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company or any of its subsidiaries, except in each case as described in or contemplated by the Memorandum.


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                  (s) Neither the Company nor any of its subsidiaries, nor to the Company's knowledge, any other party thereto, is in violation or breach of, or in default with respect to, any material provision of any contract, agreement, instrument, lease or license that is material to the Company and its subsidiaries, taken as a whole. The Company and its subsidiaries enjoy peaceful and undisturbed possession under all leases and licenses under which they operate except as would not have a Material Adverse Effect. Neither the Company nor any of its Significant Subsidiaries is in violation or breach of, or in default with respect to, any term of its certificate of incorporation or bylaws.

                  (t) The Company and each of its subsidiaries have timely filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes shown thereon as due (except for any failure to so file or so pay which would not have a Material Adverse Effect), and there is no tax deficiency that has been or, to the Company's knowledge, might reasonably be expected to be asserted against the Company or any of its subsidiaries that would have a Material Adverse Effect; and all tax liabilities are adequately provided for on the books of the Company.

                  (u) Since the date of the Preliminary Memorandum, to the Company's knowledge after due inquiry, no executive officer or director of the Company has sold, contracted to sell or otherwise transferred or agreed to transfer the economic consequences or ownership of any shares of common stock of the Company or any securities convertible into or exchangeable or exercisable for or any rights to purchase or acquire common stock of the Company.

                  (v) No labor dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that could result in a Material Adverse Effect.

                  (w) The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Memorandum, will not be an "investment company" as such term are defined in the Investment Company Act of 1940, as amended.

                  (x) Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act, an "AFFILIATE") of the Company has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the Securities or (ii) engaged in any form of general solicitation or general advertising in connection with the offering of the Securities (as those terms are used in Regulation D under the Securities Act), or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.


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                  (y) Assuming the accuracy of the Initial Purchasers'
representations and warranties in Section 7 of this Agreement and compliance by them with their covenants set forth in Section 7 of this Agreement, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers and the initial resale by them to investors in the manner contemplated by this Agreement to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

                  (z) The Securities satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act.

                  (aa) None of the Company, its Affiliates or any person acting on its or their behalf (other than the Initial Purchasers and persons acting on their behalf) has engaged in any directed selling efforts (as that term is defined in Regulation S under the Securities Act ("Regulation S")) with respect to the Securities and the Company and its Affiliates and any person acting on its or their behalf (other than the Initial Purchasers and persons acting on their behalf) have complied with the offering restrictions requirement of Regulation S.

         2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Initial Purchasers, and each Initial Purchaser, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Firm Securities set forth in
Schedule I hereto opposite its name at a purchase price of $344.07 per $1,000 principal amount at maturity thereof (the "PURCHASE PRICE").

         On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Initial Purchasers the Additional Securities, and the Initial Purchasers shall have a one-time right to purchase, severally and not jointly, up to $169,200,000 principal amount at maturity of Additional Securities at the Purchase Price. If you, on behalf of the Initial Purchasers, elect to exercise such option, you shall so notify the Company in writing not later than 30 days after the date of this Agreement, which notice shall specify the principal amount at maturity of Additional Securities to be purchased by the Initial Purchasers and the date on which such Additional Securities are to be purchased. Such date may be the same as the Closing Date but not earlier than the Closing Date nor later than ten business days after the date of such notice. Such Additional Securities may be purchased as provided in Section 4 solely for the purpose of covering over-allotments made in connection with the offering of the Firm Securities. If any such Additional Securities are to be purchased, each Initial Purchaser agrees, severally and not jointly, to purchase the principal amount at maturity of Additional Securities (subject to such adjustments to eliminate fractional Securities as you may determine) that bears the same proportion to the total principal amount at maturity of Additional Securities to be purchased as the principal amount at maturity of Firm Securities set forth
Schedule I opposite the name of such Initial Purchaser bears to the total principal amount at maturity of Firm Securities.


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         The Company hereby agrees that, without the prior written consent of
Morgan Stanley & Co. Incorporated on behalf of the Initial Purchasers, it will not, during the period ending 90 days after the date of the Final Memorandum,
(i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of common stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the sale of the Securities under this Agreement or (B) the ability of the Company to grant options or issue stock upon the exercise of outstanding stock options pursuant to the Company's stock option plans and issue stock upon the exercise of outstanding warrants or (C) performance under contractual commitments entered into prior to the date hereof specifically identified in the Final Memorandum or any of the documents incorporated by reference therein as of the date hereof.

         3. Terms of Offering. You have advised the Company that the Initial Purchasers will make an offering of the Securities purchased by the Initial Purchasers hereunder on the terms to be set forth in the Final Memorandum, as soon as practicable after this Agreement is entered into as in your judgment is advisable.

         4. Payment and Delivery. Payment for the Firm Securities shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Securities for the respective accounts of the several Initial Purchasers at 10:00 a.m., New York City time, on February 18, 1998, or at such other time on the same or such other date, not later than February 25, 1998, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "CLOSING DATE."

         Payment for any Additional Securities shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Securities for the respective accounts of the several Initial Purchasers at 10:00 a.m., New York City time, on the date specified in the notice described in Section 2 or at such other time on the same or on such other date, in any event not later than March 18, 1998, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "OPTION CLOSING DATE."

         Certificates for the Firm Securities and Additional Securities shall be in definitive form or global form, as specified by you, and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Securities and Additional Securities shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Initial Purchasers, with any transfer taxes payable in connection with the transfer of the Securities to the Initial Purchasers duly paid, against payment of the Purchase Price.


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         5. Conditions to the Initial Purchasers' Obligations. The several obligations of the Initial Purchasers to purchase and pay for the Firm Securities on the Closing Date are subject to the following conditions:

                  (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

                           (i) there shall not have occurred any downgrading,
nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

                           (ii) there shall not have occurred any change, or any
development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Memorandum.

                  (b) The representations and warranties of the Company contained in this Agreement shall have been true and correct as of the date of this Agreement and as of the Closing Date and the Company shall have complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

                  (c) The Initial Purchasers shall have received on the Closing Date a certificate, dated the Closing Date and signed on behalf of the Company by an executive officer of the Company, to the effect set forth in Section 5(a)(i) and (b).

                  (d) The Initial Purchasers shall have received on the Closing Date (i) an opinion of Gibson, Dunn & Crutcher LLP, counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit A-1 and (ii) an opinion of Michael A. Cornelius, Esq., President--Law & Administration, Secretary of the Company, dated the Closing Date, to the effect set forth in Exhibit A-2. Such opinion shall be rendered to the Initial Purchasers at the request of the Company and shall so state therein.

                  (e) The Initial Purchasers shall have received on the Closing Date an opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel for the Initial Purchasers, dated the Closing Date, to the effect set forth in Exhibit B.


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                  (f) The Initial Purchasers shall have received on each of the date hereof and the Closing Date a letter, dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the initial Purchasers, from KPMG Peat Marwick LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Memorandum; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

                  (g) The "lock-up" agreements, each substantially in the form of Exhibit C hereto, between you and executive officers and directors of the Company relating to sales and certain other dispositions of shares of common stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

         The Company shall have furnished to you such further certificates and documents as you shall reasonably request (including certificates on behalf of the Company by officers of the Company), as to the accuracy of the representations and warranties of the Company herein, as to the performance by the Company of its obligations hereunder and as to the other conditions concurrent and precedent to the obligations of the Initial Purchasers hereunder.

         The several obligations of the Initial Purchasers to purchase Additional Securities hereunder are subject to the delivery to you on the Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Securities and other matters related to the issuance of the Additional Securities including, without limitation, the certificates, opinions and documents set forth in this Section 5.

         6. Covenants of the Company. In further consideration of the agreements of the Initial Purchasers contained in this Agreement, the Company covenants with each Initial Purchaser as follows:

            (a) To furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(c), as many copies of the Final Memorandum, any documents incorporated by reference therein and any supplements and amendments thereto as you may reasonably request.

            (b) Before amending or supplementing either Memorandum, to furnish to you a copy of each such proposed amendment or supplement and not to use any such proposed amendment or supplement to which you reasonably object.

            (c) If, during such period after the date hereof and prior to the date on which all of the Securities shall have been sold by the Initial Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Memorandum in order to make the statements therein, in the light of the circumstances when the Final Memorandum is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Initial Purchasers or counsel for the Company, it is necessary to amend or supplement the Final Memorandum to comply with applicable law, forthwith to prepare and furnish to the Initial Purchasers, at its own expense, either amendments or supplements to the Final Memorandum so that the statements in the Final Memorandum as so amended or supplemented will not, in the light of the circumstances when the Final Memorandum is delivered to a purchaser, be misleading or so that the Final Memorandum, as amended or supplemented, will comply with applicable law.

            (d) To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided that in connection therewith the Company shall not be required to qualify to conduct business as a foreign corporation or to execute a general consent to service of process in any jurisdiction.

            (e) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the issuance and sale of the Securities and all other fees or expenses in connection with the preparation of the Memorandum and all amendments and supplements thereto, including all printing costs associated therewith, and the delivering of copies thereof to the Initial Purchasers, in the quantities herein above specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Initial Purchasers, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale as provided in Section 6(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Initial Purchasers in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) any fees charged by rating agencies for the rating of the Securities, (v) all document production charges and expenses of counsel to the Initial Purchasers (but not including their fees for professional services) in connection with the preparation of this Agreement, (vi) the fees and expenses, if any, incurred in connection with the admission of the Securities for trading in the PORTAL market or any appropriate market system,
(vii) the costs and charges of the Trustee and any conversion agent, transfer agent, registrar or depositary, (viii) the cost of the preparation, issuance and delivery of the Securities, (ix) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged by the Company in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered with the prior approval of the Company in connection with the road show, and (x) all other cost and expenses incident to the performance of the obligations of the

Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8, and the last paragraph of Section 10, the Initial Purchasers will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Securities by them and any marketing expenses connected with any offers they may make.

            (f) Neither the Company nor any Affiliate will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which could reasonably be integrated under applicable law with the sale of the Securities in a manner which would require the registration under the Securities Act of the Securities.

            (g) Not to solicit any offer to buy or offer or sell the Securities or the Underlying Securities by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

            (h) While any of the Securities or the Underlying Securities remain "restricted securities" within the meaning of the Securities Act, to make available, upon request, to any seller of such Securities the information specified in Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.

            (i) If requested by you, to use its best efforts to permit the Securities to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the PORTAL market.

            (j) During the period of two years after the Closing Date or the Option Closing Date, if later, the Company will not, and will not permit any of its affiliates (as defined in Rule 144A under the Securities Act) to resell any of the Securities or the Underlying Securities which constitute "restricted securities" under Rule 144A that have been acquired by any of them.

            (k) Not to (and to use its best efforts to cause each of its Affiliates and persons acting on its or their behalf (other than any Initial Purchaser and persons acting on their behalf) not to) engage in any directed selling effort (as that term is defined in Regulation S) with respect to the Securities, and to comply (and use their best efforts to cause each of its Affiliates and persons acting on its or their behalf (other than any Initial Purchaser and persons acting on their behalf) to comply) with the offering restrictions of Regulation S.



         7. Offering of Securities; Restrictions on Transfer.

            (a) Each Initial Purchaser, severally and not jointly, represents and warrants that such Initial Purchaser is a qualified institutional buyer as defined in Rule 144A under the Securities Act (a "QIB"). Each Initial Purchaser, severally and not jointly, agrees with the Company that (i) it will not solicit offers for, or offer or sell, such Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act and (ii) it will solicit offers for such Securities only from, and will offer such Securities only to, persons that it reasonably believes to be (A) in the case of offers in the United States, QIBs or other institutional accredited investors (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act ("INSTITUTIONAL ACCREDITED INVESTORS") that, prior to their purchase of the Securities, deliver to such Initial Purchaser a letter containing the representations and agreements set forth in Appendix A to the Memorandum and (B) in the case of offers outside the United States, to persons other than U.S. persons ("FOREIGN PURCHASERS," which term shall include dealers or other professional fiduciaries in the United States acting on discretionary basis for foreign beneficial owners (other than an estate or trust)) in reliance upon Regulation S under the Securities Act that, in each case, in purchasing such Securities are deemed to have represented and agreed as provided in the Memorandum under the caption "Transfer Restrictions".

            (b) Each Initial Purchaser, severally and not jointly represents, warrants and agrees with respect to offers and sales outside the United States that:

                (i) it has not, and will not, take any action in any jurisdiction that would permit a public offering of the Securities, or possession or distribution of the Memorandum or any other offering or publicity material relating to the Securities, in any country or jurisdiction where action for that purpose is required;

                (ii) such Initial Purchaser will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Securities or has in its possession or distributes the Memorandum or any such other material, in all cases at its own expenses;

                (iii) the Securities have not been and will not be registered under the Securities Act (except as provided in the Registration Rights Agreement) and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Rule 144A or Regulation S under the Securities Act or pursuant to another exemption from the registration requirements of the Securities Act;

                (iv) such Initial Purchaser has offered the Securities and will offer and sell the Securities (A) as part of their distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering and the Closing Date (or Option Closing Date, if later), only in accordance with Rule 903 of Regulation S or as otherwise permitted in Section 7(a). Accordingly, neither such Initial Purchaser, its Affiliates nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities, and such Initial Purchaser, its Affiliates and any such persons have complied and will comply with the offering restrictions requirement of Regulation S;

                (v) such Initial Purchaser has (A) not offered or sold and, prior to the date six months after the Closing Date, will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (B) complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom, and (C) only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Securities to a person who is of a kind described in
Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on;

                (vi) such Initial Purchaser understands that the Securities have not been and will not be registered under the Securities and Exchange Law of Japan, and represents that it has not offered or sold, and agrees that it will not offer or sell, any Securities, directly or indirectly, in Japan or to or from any resident of Japan except (i) pursuant to an exemption from the registration requirements of the Securities and Exchange Law of Japan and (ii) in compliance with any other applicable requirements of Japanese law; and

                (vii) such Initial Purchaser agrees that at or prior to confirmation of sales of the Securities, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other renumeration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:

                  "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meaning given to them by Regulation S."

Terms used in this Section 7 have the meanings given to them by Regulation S.

         8. Indemnity and Contribution.

         (a) The Company agrees to indemnify and hold harmless each Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in either Memorandum (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through you expressly for use therein.

         (b) Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Initial Purchaser, but only with reference to information relating to such Initial Purchaser furnished to the Company in writing by such Initial Purchaser through you expressly for use in either Memorandum or any amendments or supplements thereto.

         (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel and the indemnified party would be entitled thereto pursuant to the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding (and in the event of a settlement that involves an unconditional release of such indemnified party, the indemnifying party will send prompt written notice of such settlement to the indemnified party).

         (d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Initial Purchasers on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total discounts and commissions received by the Initial Purchasers, in each case as set forth in the Final Memorandum, bear to the aggregate offering price of the Securities. The relative fault of the Company on the one hand and of the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Initial Purchasers' respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amount of Securities they have purchased hereunder, and not joint.

            (e) The Company and the Initial Purchasers agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 8, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities resold by it and placed to investors exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

            (f) The indemnity and contribution provisions contained in this
Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Initial Purchaser or any person controlling any Initial Purchaser or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.

         9. Termination. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, either of the New York Stock Exchange or the National Association of Securities Dealers, Inc.,
(ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses 9(a)(i) through 9(a)(iv), such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Final Memorandum.

         10. Effectiveness; Defaulting Initial Purchasers. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

         If, on the Closing Date, or the Option Closing Date, as the case may be, any one or more of the Initial Purchasers shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, the other Initial Purchasers shall be obligated severally in the proportions that the principal amount of Firm Securities set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as you may specify, to purchase the Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed of refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Initial Purchaser has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Initial Purchaser. If, on the Closing Date any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase Firm Securities which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Firm Securities to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Firm Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser or of the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Final Memorandum or in any other documents or arrangements may be effected. If, on the Option Closing Date, any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase Additional Securities and the aggregate principal amount of Additional Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Additional Securities to be purchased, the non-defaulting Initial Purchasers shall have the option to (a) terminate their obligation hereunder to purchase Additional Securities or (b) purchase not less than the principal amount of Additional Securities that such non-defaulting Initial Purchasers would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

         If this Agreement shall be properly terminated by the Initial Purchasers, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement required to be performed or fulfilled by the Company pursuant to this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Initial Purchasers or such Initial Purchasers as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such initial Purchasers in connection with this Agreement or the offering contemplated hereunder.

         11. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         12. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

         13. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.


                                     Very truly yours.

                                     Western Digital Corporation


                                     By: /s/Charles A. Haggerty
                                       ------------------------------------
                                       Name:  Charles A.  Haggerty
                                       Title: Chairman of the Board,
                                              President and Chief
                                              Executive Officer





Accepted as of the date hereof

Morgan Stanley & Co. Incorporated
Goldman, Sachs & Co.
Smith Barney Inc.

Acting severally on behalf of themselves and the several Initial Purchasers named in Schedule I hereto.

By: Morgan Stanley & Co. Incorporated



By:   /s/Michael Grimes
  -------------------------------
  Name:  Michael Grimes
  Title: Principal

                                                                      SCHEDULE I


               INITIAL PURCHASER             PRINCIPAL AMOUNT AT
               -----------------             MATURITY OF FIRM
                                             SECURITIES TO BE PURCHASED
                                             --------------------------
Morgan Stanley & Co. Incorporated          $  376,000,000

Goldman, Sachs & Co.                          376,000,000

Smith Barney Inc.                             376,000,000
                                           --------------

Total                                      $1,128,000,000
                                           ==============

                                                                     EXHIBIT A-1

                      OPINION OF GIBSON DUNN & CRUTCHER LLP

         The opinion of the counsel for the Company to be delivered pursuant to
Section 5(d)(i) of the Purchase Agreement shall be to the effect that:

         A. The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Final Memorandum and is duly qualified as a foreign corporation in the State of California.

         B. The Purchase Agreement has been duly authorized, executed and delivered by the Company.

         C. The authorized capital stock of the Company and the Rights and the Rights Agreement conform as to legal matters to the description thereof contained in the Final Memorandum.

         D. The Securities have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of the Purchase Agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization moratorium, arrangement or other similar laws affecting enforcement of creditor's rights generally, including, without limitation, the effect of statutory or other laws regarding fraudulent conveyances or transfers, preferential transfers and laws affecting distributions by corporations to stockholders and (ii) general principles of equity, regardless of whether a matter is considered in a proceeding in equity, at law, in an arbitration or otherwise, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and will be entitled to the benefits of the Indenture and the Registration Rights Agreement.

         E. The shares of Common Stock to be issued upon conversion of the Securities have been duly authorized and reserved and, when issued upon conversion of the Securities in accordance with the terms of the Securities, will be validly issued, fully paid and non-assessable.

         F. Each of the Indenture and the Registration Rights Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable against the Company in accordance with its terms, subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization moratorium, arrangement or other similar laws affecting enforcement of creditor's rights generally, including, without limitation, the effect of statutory or other laws regarding fraudulent conveyances or transfers, preferential transfers and laws affecting distributions by corporations to stockholders and (ii) general principles of equity, regardless of whether a matter is considered in a proceeding in equity, at law, in an arbitration or otherwise, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing.

         G. The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Purchase Agreement, the Indenture, the Registration Rights Agreement and the Securities do not and will not contravene any provision of applicable law or the certificate of incorporation or bylaws of the Company or the Revolving Credit and Term Loan Agreement, dated as of January 28, 1998, among the Company, BankBoston, N.A. and the other lending institutions listed on Schedule 1 thereto, and BankBoston, N.A., as Agent for itself and such other lending institutions, as amended (the "Senior Bank Facility") or any order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary known to such counsel and no consent, approval, authorization or order of, or qualification or filing with, any governmental body or agency is required for the performance by the Company of its obligations under the Purchase Agreement, the Indenture, the Registration Rights Agreement or the Securities, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities and by Federal and state securities laws with respect to the Company's obligations under the Registration Rights Agreement or expressly contemplated by the provisions thereof.

         H. The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Memorandum, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

         I. The statements in the Final Memorandum under the captions "Risk Factors--Legal Proceedings" in the second paragraph thereunder, "Business--Legal Proceedings" in the third paragraph thereunder, "Description of Debentures," "Description of Capital Stock," "Plan of Distribution" and "Transfer Restrictions" and in "Certain Factors Affecting Western Digital Corporation And/Or the Disk Drive Industry--Legal Proceedings" in the second paragraph thereunder and in "Part II--Other Information, Item 1--Legal Proceedings" in the second paragraph thereunder of the Company's most recent quarterly report on Form 10-Q, insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly summarize the matters referred to therein.

         J. The statements in the Final Memorandum under the caption "Certain Federal Income Tax Considerations," insofar as such statements constitute a summary of the United States federal tax laws referred to therein, are accurate and fairly summarize the matters referred to therein in all material respects.

         K. Assuming the accuracy of the representations and warranties and compliance with the agreements of the Company in Sections 1(x), 1(z), 1(aa), 6(f), 6(g), 6(j) and 6(k) of the Purchase Agreement and the Initial Purchasers herein and referred to in "Plan of Distribution" and

"Transfer Restrictions" in the Final Memorandum, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers under the Purchase Agreement or in connection with the initial resale of such Securities by the Initial Purchasers in accordance with the Purchase Agreement and the Final Memorandum to register the Securities under the Securities Act of 1933 or to qualify the Indenture under the Trust Indenture Act of 1939, it being understood that no opinion is expressed as to any subsequent resale of any Security or Underlying Security.

         Such opinion may be made subject to other such qualifications as are reasonable and customary for opinions with respect to such matters and such counsel need express no opinion regarding the legality, validity, binding nature or enforceability of any provision in the Purchase Agreement, the Securities, the Indenture or the Registration Rights Agreement relating to indemnification or contribution or the ability to obtain specific performance, injunctive relief or other equitable relief as a remedy for noncompliance with any of the foregoing agreements or instruments.

         Such opinion shall also state such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, representatives of the Initial Purchasers and counsel for the Initial Purchasers, at which conferences the contents of the Final Memorandum and related matters were discussed; that such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Final Memorandum (other than with regard to the opinions set forth in I and J above); that, on the basis of the foregoing, no facts have come to such counsel's attention which lead such counsel to believe that the Final Memorandum, on the date thereof or on the date such opinion is delivered, contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no view with respect to the financial statements and related schedules and notes thereto and the other financial, statistical and accounting data included in the Final Memorandum).

                                                                     EXHIBIT A-2

                       OPINION OF COMPANY GENERAL COUNSEL

         The opinion of the counsel for the Company to be delivered pursuant to
Section 5(d)(ii) of the Purchase Agreement shall be to the effect that:

         A. Each Significant Subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Final Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; all of the issued shares of capital stock of each Significant Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, and are owned directly by the Company or a subsidiary of the Company, free and clear of all liens, encumbrances, equities or claims.

         B. The shares of common stock outstanding on the Closing Date have been duly authorized and are validly issued, fully paid and non-assessable. The shares of Common Stock to be issued upon conversion of the Securities have been duly authorized and reserved and, when issued upon conversion of the Securities in accordance with the terms of the Securities, will be validly issued, fully paid and non-assessable, and the issuance of such Common Stock will not be subject to any preemptive or, to such counsel's knowledge, similar rights.

         C. The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Purchase Agreement, the Indenture, the Registration Rights Agreement and the Securities do not and will not contravene any provision of applicable law or the certificate of incorporation or bylaws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary known to such counsel and no consent, approval, authorization or order of, or qualification or filing with, any governmental body or agency is required for the performance by the Company of its obligations under the Purchase Agreement, the Indenture, the Registration Rights Agreement or the Securities, except such as may be required by the securities or Blue Sky claws of the various states in connection with the offer and sale of the Securities and by Federal and state securities laws with respect to the Company's obligations under the Registration Rights Agreement or expressly contemplated by the provisions thereof.

         D. After due inquiry, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject other than proceedings fairly summarized in all material respects in the Final Memorandum and proceedings which such counsel believes are not likely to have a Material Adverse Effect.

         E. The statements in the Final Memorandum under the captions "Risk Factors -- Intellectual Property," "Risk Factors -- Legal Proceedings," "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources," "Business -- Legal Proceedings," in "Item 3 - Legal Proceedings" of the Company's most recent annual report on Form 10-K, and in "Certain Factors Affecting Western Digital Corporation And/Or the Disk Drive Industry -- Legal Proceedings" and in "Part II -- Other Information, Item 1 -- Legal Proceedings" of the Company's most recent quarterly report on Form 10-Q, insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly summarize the matters referred to therein.

         F. Such counsel is of the opinion that each document incorporated by reference in the Final Memorandum (except for financial statements and schedules and other financial and statistical data included therein as to which such counsel need not express any opinion), complied as to form when filed with the Commission in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder.

         Such opinion may be made subject to such qualifications as are reasonable and customary for opinions with respect to such matters and such counsel need express no opinion regarding the legality, validity, binding nature or enforceability of any provision in the Purchase Agreement, the Securities, the Indenture or the Registration Rights Agreement relating to indemnification or contribution or the ability to obtain specific performance, injunctive relief or other equitable relief as a remedy for noncompliance with any of the foregoing agreements or instruments.

         Such opinion shall also state such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, representatives of the Initial Purchasers and counsel for the Initial Purchasers, at which conferences the contents of the Final Memorandum and related matters were discussed; that such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Final Memorandum (other than with regard to the Opinions set forth in E above); that, on the basis of the foregoing, no facts have come to such counsel's attention which lead such counsel to believe that the Final Memorandum, on the date thereof or on the date such opinion is delivered, contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no view with respect to the financial statements and related schedules and notes thereto and the other financial, statistical and accounting data included in the Final Memorandum).

                                                                       EXHIBIT B


                   OPINION OF WILSON SONSINI GOODRICH & ROSATI

         The opinion of Wilson Sonsini Goodrich & Rosati to be delivered pursuant to Section 5(d) of the Purchase Agreement shall be to the effect that:

         A. The Purchase Agreement has been duly authorized, executed and delivered by the Company.

         B. The Securities have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of the Purchase Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, and will be entitled to the benefits of the Indenture and the Registration Rights Agreement.

         C. The Underlying Securities reserved for issuance upon conversion of the Securities have been duly authorized and reserved and, when issued upon conversion of the Securities in accordance with the terms of the Securities, will be validly issued, fully paid and non-assessable, and the issuance of the Underlying Securities will not be subject to any preemptive or, to the knowledge of such counsel, similar rights.

         D. Each of the Indenture and the Registration Rights Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable against the Company in accordance with its terms.

         E. The statements in the Final Memorandum under the captions "Description of Debentures", "Plan of Distribution" and "Transfer Restrictions," insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly summarize the matters referred to therein.

         F. Such counsel has no reason to believe that (except for financial statements and schedules and other financial, statistical and accounting data as to which such counsel need not express any belief) the Final Memorandum when issued contained, or as of the date such opinion is delivered contains, any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         G. Based upon the representations, warranties and agreements of the Company in Sections 1(x), 1(z), 1(aa), 6(f), 6(g), 6(j) and 6(k) of the Purchase Agreement and of the Initial Purchasers in Section 7 of the Purchase Agreement and the Final Memorandum, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers under the Purchase Agreement or in connection with the initial resale of such Securities by the Initial Purchasers in accordance with Section 7 of the Purchase Agreement to register the Securities under the Securities Act of 1933 or to qualify the Indenture under the Trust Indenture Act of 1939, it being understood that no opinion is expressed as to any subsequent resale of any Security or Underlying Security.

         Such opinion may be made subject to such qualifications as are reasonable and customary for opinions with respect to such matters and such counsel need express no opinion regarding the legality, validity, binding nature or enforceability of any provision in the Purchase Agreement, the Securities, the Indenture or the Registration Rights Agreement relating to indemnification or contribution or the ability to obtain specific performance, injunctive relief or other equitable relief as a remedy for noncompliance with any of the foregoing agreements or instruments.

         With respect to paragraph F above, Wilson Sonsini Goodrich & Rosati may state that their opinion and belief are based upon their participation in the preparation of the Final Memorandum (and any amendments or supplements thereto) and review and discussion of the contents thereof (including the review of, but not participation in the preparation of, the incorporated documents), but are without independent check or verification except as specified.

                                                                       EXHIBIT C


                             FORM OF LOCK-UP LETTER


                                February 12, 1998




Morgan Stanley & Co. Incorporated
Goldman, Sachs & Co.
Smith Barney, Inc.
c/o Morgan Stanley & Co. Incorporated
     1585 Broadway
     New York, NY 10036

Dear Sirs and Mesdames:

         The undersigned understands that Morgan Stanley & Co. Incorporated ("MORGAN STANLEY") proposes to enter into a Purchase Agreement (the "PURCHASE AGREEMENT") with Western Digital Corporation, a Delaware corporation (the "COMPANY"), providing for the offering (the "OFFERING") by the several Initial Purchasers, including Morgan Stanley (the "INITIAL PURCHASERS"), of $1,128,000,000 principal amount of Zero Coupon Convertible Subordinated Debentures due 2018 of the Company (the "SECURITIES"). The Securities will be convertible into shares of Common Stock, $0.01 par value, of the Company (the "COMMON STOCK").

         To induce the Initial Purchasers that may participate in the Offering to continue their efforts in connection with the Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Initial Purchasers, the undersigned will not, during the period commencing on the date hereof and ending 90 days after the date of the final offering memorandum relating to the Offering (the "FINAL MEMORANDUM"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Offering. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Initial Purchasers, the undersigned will not, during the period commencing on the date hereof and ending 90 days after the date of the Final Memorandum, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

         Notwithstanding the foregoing, the undersigned may, without the consent of Morgan Stanley & Co. Incorporated, sell up to ten percent of the number of shares of Common Stock owned by the undersigned or issuable to the undersigned upon exercise of stock options that are vested as of the date of the Purchase Agreement; provided, however, that the executive officers and directors of the Company, taken as a whole, may sell no more than an aggregate of 50,000 shares pursuant to this exception.

         Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will be made only pursuant to a Purchase Agreement, the terms of which are subject to negotiation between the Company and the Initial Purchasers.

                                     Very truly yours,



                                     ---------------------------------------
                                     (Name)

                                     ---------------------------------------
                                    (Address)


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